UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 25, 2017

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805
(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949
(Address of Principal Executive Offices)	(Zip Code)

770-779-3900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2017, PRGX Global, Inc. (the “Company” or “PRGX”) and Ronald E. Stewart, the Company’s President and Chief Executive Officer, entered into a second amendment (the “Amendment”) to Mr. Stewart’s employment agreement, which, among other things, (1) extended the term of Mr. Stewart’s employment agreement until December 31, 2021, (2) increased Mr. Stewart’s annual base salary from $515,000 to $550,000, (3) increased the target and maximum short-term annual incentive opportunities (as a percentage of base salary and to conform to Mr. Stewart’s 2017 incentive opportunities under the Company’s 2017 Short Term Incentive plan) from 90% and not less than 180%, respectively, to 100% and not less than 200%, respectively, (4) updated the “Restricted Territory” in which Mr. Stewart will be restricted from certain activities after the termination of his employment with PRGX, and (5) provided for the grant to Mr. Stewart of stock options to acquire 500,000 shares of the common stock, no par value, of the Company, which are discussed in more detail below.

In accordance with the Amendment, on October 25, 2017 the Company granted Mr. Stewart stock options to acquire 500,000 shares of the common stock, no par value, of the Company (the “2017 Stock Options”) at an exercise price equal to $7.35, the closing price of the Company’s common stock on October 25, 2017, pursuant to a Non-Qualified Stock Option Agreement, the form of which is filed with this Current Report on Form 8-K. The 2017 Stock Options were approved by the Company’s Compensation Committee and were granted under the PRGX Global, Inc. 2017 Equity Incentive Compensation Plan. The 2017 Stock Options have a five-year term, and will vest and become exercisable as to one-third of the 2017 Stock Options (rounded down to the nearest whole share) on each of December 31, 2019 and December 31, 2020, and as to the remaining 2017 Stock Options on December 31, 2021, subject to Mr. Stewart’s continued employment through such dates and any other acceleration provisions set forth in the award agreement or the Amendment.

Except as described above, all other material terms of Mr. Stewart’s employment agreement remain in full force and effect. The foregoing is qualified in its entirety by reference to the full text of the Amendment attached as Exhibit 10.1 to this Current Report and incorporated herein by reference. In addition, the foregoing is qualified in its entirety by reference to the PRGX Non-Qualified Stock Option Agreement, attached as Exhibit 10.2 to this Current Report.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit 10.1	Second Amendment of Employment Agreement dated October 25, 2017, by and between Ronald E. Stewart and the Company

Exhibit 10.2	PRGX Non-Qualified Stock Option Agreement dated October 25, 2017, by and between Ronald E. Stewart and the Company

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	Second Amendment of Employment Agreement dated October 25, 2017, by and between Ronald E. Stewart and the Company

10.2	PRGX Non-Qualified Stock Option Agreement dated October 25, 2017, by and between Ronald E. Stewart and the Company

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: October 26, 2017